EXHIBIT 99.1
For more information contact:

Barbara Bolens (414) 438-6940
Brady Corporation announces successful completion of $150 million debt offering
MILWAUKEE (March 23, 2007)—Brady Corporation (NYSE:BRC), a world leader in identification solutions, announced today that it has successfully completed an offering of $150 million of 5.33 percent senior notes due 2017 in an offering exempt from the registration requirements of the Securities Act of 1933. The notes, which will be amortized over 7 years beginning in 2011, were offered and sold to institutional accredited investors in a private placement. Brady intends to use the net proceeds of the offering to reduce outstanding indebtedness under the Company’s revolving credit facilities and to fund its ongoing strategic growth plan.
     The Notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
     Brady Corporation is an international manufacturer and marketer of complete identification solutions and specialty materials which identify and protect premises, products and people. Brady products including labels, software, printing systems, label-application and data-collection systems, signs, safety devices and precision die-cut materials for manufacturing, electrical, electronic, telecommunications and a variety of other markets. Founded in 1914, Brady is headquartered in Milwaukee and employs about 9,000 people in operations in the United States, Europe, Asia/Pacific, Latin America and Canada. Brady’s fiscal 2006 sales were approximately $1.018 billion. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.